EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 previously filed on December 13, 2016, of our report dated July 25, 2017 on the consolidated financial statements of Aspen Group, Inc. and Subsidiaries as of and for the years ended April 30, 2017 and 2016, which report is included in this Annual Report on Form 10-K of Aspen Group, Inc. for the year ended April 30, 2017.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

July 25, 2017